Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated condensed combined balance sheet as of September 30, 2010 and the unaudited pro forma consolidated condensed combined statements of income for the three months ended September 30, 2010 and twelve months ended June 30, 2010 reflect the merger of Northeast Bancorp (“Northeast” or the “Company”) and FHB Formation LLC (“FHB”), which was consummated on December 29, 2010. FHB is the entity through which a group of independent accredited investors purchased 937,933 of the Company’s outstanding common shares and 1,161,166 newly-issued voting and non-voting common shares, at a price equal to $13.93 per share. As a result of the merger, $16.2 million of new capital was contributed to the Company and the Investors collectively own approximately 60% of the outstanding common shares of the Company. Upon completion of the merger, FHB was merged with and into Northeast, with Northeast as the surviving company.

The following unaudited pro forma condensed combined financial information and notes present how the combined financial statements of Northeast and FHB may have appeared had the merger been consummated at the beginning of the periods presented. The unaudited pro forma condensed combined balance sheet as of September 30, 2010 assumes the merger was completed on that date. The unaudited pro forma consolidated condensed combined statement of income for the year ended June 30, 2010 and the unaudited pro forma consolidated condensed combined statement of income for the three months ended September 30, 2010 assume the merger was completed on July 1, 2009.

The unaudited pro forma condensed combined financial information is derived from and should be read in conjunction with the historical consolidated financial statements and related notes of Northeast which are incorporated into this document by reference. The unaudited pro forma condensed combined financial information is not necessarily indicative of the combined financial position or results of operations in the future or of the combined financial position or results of operations that would have been realized had the merger been consummated during the periods or as of the date for which the pro forma information is presented.

Northeast Bancorp and FHB Formation LLC

Unaudited Pro Forma Consolidated Condensed Combined Statement of Income

Twelve Months Ended June 30, 2010

(Dollars in Thousands, Except Share and Per Share Data)

	Northeast Bancorp	FHB Formation	Pro Forma Adjustments		Unaudited Pro Forma

Interest and dividend income:
Interest on loans	$23,803	$—	$546	(A)	$24,349
Interest and dividends on securities	7,411	—	(1,470	) (B)	5,941
Other interest and dividend income	48	2			50

Total interest and dividend income	31,262	2	(924)		30,340

Interest expense:
Deposits	7,115		(1,500	) (A)	5,615
Federal Home Loan Bank advances	1,798		(440	) (A)	1,358
Structured repurchase agreements	2,872		(1,783	) (A)	1,089
Short-term borrowings	654				654
Jr. subordinated debentures issued to affiliated trusts	759		6	(A)	765
Other borrowings	315	66			381

Total interest expense	13,513	66	(3,717)		9,862

Net interest and dividend income (loss) before provision for loan losses	17,749	(64)	2,793		20,478

Provision for loan losses	1,864				1,864

Net interest and dividend income (loss) after provision for loan losses	15,885	(64)	2,793		18,614

Noninterest income:
Fees for services to customers	1,559				1,559
Net securities losses	(18)				(18)
Gain on sales of loans	1,264				1,264
Investment commissions	2,054				2,054
Insurance commissions	6,212				6,212
BOLI income	502				502
Other income	573				573

Total noninterest income	12,146	—	—		12,146

Noninterest expense:
Salaries and employee benefits	13,920	444			14,364
Occupancy expense	1,865	21			1,886
Equipment expense	1,474				1,474
Intangible assets amortization	724		1,302	(C)	2,026
Other	7,434	1,736			9,170

Total noninterest expense	25,417	2,201	1,302		28,920

Income (loss) before income tax expense (benefit)	2,614	(2,265)	1,491		1,840
Income tax expense (benefit)	895	(211)	479		1,163

Net income (loss)	$1,719	$(2,054)	$1,012		$677

Net income (loss) available to common shareholders	$1,476	$(2,054)	$1,012		$434

Earnings per common share:
Basic	$0.64				$0.12
Diluted	$0.63				$0.12
Basic shares	2,321,894		1,161,166		3,483,060
Diluted shares	2,334,339		1,161,166		3,495,505

(A)	Represents accretion and amortization of estimated fair value adjustments to loans, deposits and other funding on a level yield basis.
(B)	Represents amortization of fair value adjustments for investment securities on a straight line basis, which approximates the level yield method, net of income from investing $16.2 million of proceeds resulting from the purchase of common stock by FHB investors.
(C)	Amortization on a double declining basis of core deposit intangible asset over its estimated life of 9.7 years.

Northeast Bancorp and FHB Formation LLC

Unaudited Pro Forma Consolidated Condensed Combined Statement of Income

Three Months Ended September 30, 2010

(Dollars in Thousands, Except Share and Per Share Data)

	Northeast Bancorp	FHB Formation	Pro Forma Adjustments		Unaudited Pro Forma

Interest and dividend income:
Interest on loans	$5,742	$—	$88	(A)	$5,830
Interest and dividends on securities	1,671		(367	) (B)	1,304
Other interest and dividend income	21				21

Total interest and dividend income	7,434	—	(279)		7,155

Interest expense:
Deposits	1,523		(293	) (A)	1,230
Federal Home Loan Bank advances	466		(110	) (A)	356
Structured repurchase agreements	708		(449	) (A)	259
Short-term borrowings	171				171
Jr. subordinated debentures issued to affiliated trusts	173		(1	) (A)	172
Other borrowings	67	30			97

Total interest expense	3,108	30	(853)		2,285

Net interest and dividend income (loss) before provision for loan losses	4,326	(30)	574		4,870

Provision for loan losses	459				459

Net interest and dividend income (loss) after provision for loan losses	3,867	(30)	574		4,411

Noninterest income:
Fees for services to customers	366				366
Net securities gains	12				12
Gain on sales of loans	948				948
Investment commissions	548				548
Insurance commissions	1,439				1,439
BOLI income	127				127
Other income	73				73

Total noninterest income	3,513	—	—		3,513

Noninterest expense:
Salaries and employee benefits	3,351	273			3,624
Occupancy expense	403	10			413
Equipment expense	378				378
Intangible assets amortization	175		326	(C)	501
Other	1,684	410			2,094

Total noninterest expense	5,991	693	326		7,010

Income (loss) before income tax expense (benefit)	1,389	(723)	248		914
Income tax expense (benefit)	428	(128)	87		387

Net income (loss)	$961	$(595)	$161		$527

Net income (loss) available to common shareholders	$900	$(595)	$161		$466

Earnings per common share:
Basic	$0.39				$0.13
Diluted	$0.38				$0.13
Basic shares	2,329,098		1,161,166		3,490,264
Diluted shares	2,349,115		1,161,166		3,510,281

(A)	Represents accretion and amortization of estimated fair value adjustments to loans, deposits and other funding on a level yield basis.
(B)	Represents amortization of fair value adjustments for investment securities on a straight line basis, which approximates the level yield method, net of income from investing $16.2 million of proceeds resulting from the purchase of common stock by FHB investors.
(C)	Amortization on a double declining basis of core deposit intangible asset over its estimated life of 9.7 years.

Northeast Bancorp and FHB Formation LLC

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

As of September 30, 2010

(Dollars in Thousands, Except Share Data)

	FHB Formation (1)	Northeast Bancorp	Pro Forma Adjustments		Unaudited Pro Forma
Cash and short term investments	$30,263	$47,525	$(13,065	) (2)	$64,723
Securities	—	157,022	—		157,022
Loans, net	—	378,305	327	(3)	378,632
Bank premises and equipment	—	7,968	—		7,968
Goodwill	—	4,083	(4,083	) (5)	—
Identifiable intangible assets	—	7,113	6,844	(4)	13,957
Other assets	613	26,797	(676	) (6)	26,734

Total assets	$30,876	$628,813	$(10,653)		$649,036

Deposits	$—	$383,015	$3,905	(7)	$386,920
Borrowings	1,780	173,978	5,621	(8)	181,379
Jr. subordinated debentures	—	16,496	(8,607	) (9)	7,889
Other liabilities	—	4,065	—		4,065
Stockholders’ equity
Preferred	—	4,265	180	(10)	4,445
Common	29,096	46,994	(11,752	) (11)	64,338

Total liabilities and stockholders’ equity	$30,876	$628,813	$(10,653)		$649,036

Common shares		2,331,332	1,161,166		3,492,498

(1)	FHB was an entity formed specifically to facilitate capital investments in a banking entity. The balances shown above for FHB are those as of the date of closing, and reflect the funds received from FHB investors ($30.1 million) to purchase a total of 2,099,099 Northeast shares.
(2)	Reflects $13.1 million paid in exchange for 937,933 shares of Northeast common stock.
(3)	Reflects fair value adjustments on loans of ($5,640), net of eliminated Northeast allowance for loan losses of $5,967.
(4)	Reflects the recognition of the fair value of core deposit intangibles (CDI) of $5,924, representing the estimated future economic benefit resulting from Northeast’s customer balances and relationships. Also reflects an increase of $920 in the value of Northeast’s insurance agency business, principally the value of its customer list.
(5)	Northeast’s existing goodwill is eliminated based on the valuation analysis indicating that the fair value of Northeast’s net assets exceeds the consideration paid.
(6)	Reflects the estimated net deferred tax assets arising from the purchase and fair value adjustments of assets and liabilities.
(7)	Reflects fair value adjustments on interest-bearing deposits at current market rates.
(8)	Reflects fair value adjustments on borrowed funds, at current market rates.
(9)	Reflects fair value adjustment on Northeast’s jr. subordinated debentures, at current market rates.
(10)	Reflects the fair value adjustment on warrants issued in connection with preferred stock purchased by the Treasury under the Capital Purchase Program (“CPP”).
(11)	Eliminates Northeast and FHB stockholders’ equity in connection with the transaction, in which FHB merged with and into Northeast, the surviving company. Reflects consideration paid by existing Northeast shareholders and FHB investors for Northeast’s existing shares and the purchase by FHB investors of an additional 1,161,166 shares. Further, reflects the recording, through income, of a gain representing the excess of the fair value of Northeast’s net assets over the consideration paid. Details are as follows:

Consideration paid:
FHB investors’ purchase of 937,933 existing Northeast shares, at $13.93 per surviving company share:	$13,065
Existing Northeast shareholders’ retention of shares in the surviving company, 1,393,399 shares at $13.93 per share	19,410

Total consideration paid	$32,475

FHB investors’ purchase of 1,161,166 newly-issued shares, at $13.93 per surviving company share	$16,175

Consideration paid has been allocated to the assets and liabilities of Northeast as follows:
Consideration paid	$32,475
Allocated to:
Historical net book value of Northeast assets and liabilities	(46,083)
Estimated fair value adjustments:
Loans	(327)
Time deposits	3,905
Borrowed funds	5,621
Jr. subordinated debt	(8,607)
Existing goodwill	4,083
CDI	(5,924)
Identifiable intangible assets	(920)
Warrants outstanding in connection with preferred stock issued under the CPP	180
Other	676

Excess of fair value of net assets over the purchase price, recorded as gain in income	$(14,921)